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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Intervisual Books, Inc.
Santa Monica, California


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2000, except for Notes 6 and 7, as to which the date is March 28, 2000, with respect to the consolidated financial statements of Intervisual Books, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.


                                          BDO SEIDMAN, LLP


August 29, 2000
Los Angeles, California